AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER by and among CNE Group, Inc., a Delaware corporation ("Holding Company"), CNE General Acquisition, Inc., a Delaware corporation ("Subsidiary"), a wholly owned subsidiary of Holding Company and CareerEngine Network, Inc., a Delaware corporation ("CNE" or "the Surviving Corporation"), dated as of April 7, 2003 (the "Signing Date").

     WHEREAS, Subsidiary and CNE desire to adopt a plan of merger for the purpose of the formation of a holding company which will occur pursuant to certain transactions governed by the terms of Section 351 of the Internal Revenue Code in effect as of the date of this Agreement as first set forth above;

     WHEREAS, Subsidiary and CNE deem it advisable that Subsidiary be merged into CNE pursuant to this Agreement and in accordance with the applicable statutes of the State of Delaware (the "Merger");

     WHEREAS, at or prior to the Effective Date as hereinafter defined, Subsidiary will acquire or make available from Holding Company the number of shares of Holding Company Common Stock ($0.10 par value) necessary to complete the merger provided for herein; and

     WHEREAS, the principal office of Holding Company, Subsidiary and CNE is located at 200 west 57th Street, Suite 1103, New York, NY 10019.

     Now, THEREFORE, the parties agree as follows:

Section 1. The Merger

     1.1 Transfer of Property and Liabilities. Upon the Effective Date (as defined in Section 11 hereof) of the merger, the separate existence of Subsidiary shall cease; all of the outstanding shares of stock of CNE shall be exchanged for and converted into shares of stock of Holding Company, as hereinafter provided; and upon the filing of a Certificate of Merger filed with the Secretary of State of Delaware, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes, and all the property, real and personal, causes of action and every other asset of Subsidiary,





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and shall assume and be liable for all the liabilities, obligations and penalties of Subsidiary, in accordance with Section 251 of the General Corporation Law of the State of Delaware.

     1.2 Surviving Corporation. Following the merger, the existence of the Surviving Corporation shall continue unaffected and unimpaired by the merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the State of Delaware. The Certificate of Incorporation and Bylaws of CNE, as in effect immediately prior to the Effective Date, shall continue in full force and effect, and, except as provided in Section 1.3, shall not be changed in any manner by the merger. The director and officers of CNE immediately prior to the Effective Date shall be the same as those after the Effective Date.

     1.3 Changes to CNE Certificate of Incorporation.

     A. The following shall be added as a new item to the CNE Certificate of Incorporation;

     In accordance with Subsection (g)(7)(i)(A) of Section 251 of the Delaware Corporation Law, any act or transaction by or involving this corporation, other than the election or removal of directors of this corporation, that requires for its adoption under the Delaware Corporation Law or its certificate of incorporation the approval of the stockholders shall require, in addition, the approval of the stockholders of the Holding Company (or any successor by merger), by the same vote as is required by this Delaware Corporation Law and/or by the certificate of incorporation of this corporation.

     B. The certificate of incorporation shall be amended to provide that number of authorized shares shall be changed to 200 shares of common stock, without par value per share.

     1.4 Recitals.

     The recitals to this Agreement are hereby incorporated herein.





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Section 2. Conversion of Shares

     2.1 Conversion Ratio. Each share of CNE Common Stock issued and outstanding immediately prior to the Effective Date (exclusive of shares, if any, held in the treasury of CNE, which shares shall be canceled upon the Effective Date) shall, without any action on the part of Holding Company, Subsidiary or any holder of such shares, be converted by the merger into one (1) share of Holding Company common stock (aggregate for all shares will be 5,590,944 Holding Company Shares).

     2.2 Shares of Subsidiary. Upon and by reason of the merger becoming effective, each issued and outstanding share of shares of capital stock of Subsidiary shall without any action on the part of the Holding Company, be converted into and exchanged for one (1) share of CNE common stock.

     2.3 Exchange of Certificates. As promptly as practicable after the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of CNE Common Stock shall surrender the same to CNE, or its designated transfer agent, and such holders shall be entitled, upon such surrender to receive in exchange therefor certificates representing the number of whole shares of Holding Company Common Stock into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Until so surrendered, each outstanding certificate which, prior to the Effective Date, represented CNE Common Stock, shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Holding Company Common Stock into which the shares of CNE Common Stock represented thereby prior to such Effective Date shall have been converted.





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Section 3. Representations and Warranties of CNE


     CNE represents and warrants that:


     3.1 Corporate Organization and Good Standing. CNE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.


     3.2 Capitalization. CNE's authorized capital stock as of the Signing Date set forth above consists of: (i) 20,000,000 shares of CNE Common Stock, with par value of $0.10, of which, 5,590,944 shares are issued and outstanding and (ii) 1,000,000 shares of CNE Preferred Stock, with par value of $0.10, of which, no shares are issued and outstanding. All issued shares of CNE Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which CNE is a party or otherwise bound which provide for the acquisition, disposition or issuance of any capital stock of CNE.

     3.3 Authorization. Execution of this Agreement has been duly authorized and approved by CNE's Board of Directors.

Section 4. Representations and Warranties of Holding Company


          Holding Company represents and warrants to CNE as follows:


          4.1 Corporate Organization, Good Standing and Capitalization.

Holding Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with the corporate power to own its properties and to carry on its business as now being conducted. Complete and correct copies of Holding Company's Certificate of Incorporation and Bylaws, as amended to the date hereof, have been delivered to CNE. Holding Company's authorized capital stock consists of (i) 20,000,000 shares of Common Stock, with par value of $0.10, of which, one share is issued and outstanding and (ii) 1,000,000 shares of Preferred Stock, with par value of



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

$0.10, of which, no shares are issued and outstanding. There are no other securities of Holding Company authorized, issued or outstanding. There are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which Holding Company is a party or otherwise bound which provide for the acquisition, disposition or issuance of any capital stock of Holding Company.


     4.2 Corporate Authority. This Agreement has been approved by the Board of Directors of Holding Company. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Holding Company or any agreement or instrument to which Holding Company is a party or by which it is bound.


     4.4 Shares To Be Issued. The shares of Holding Company Common Stock to be issued and delivered pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable.


Section 5. Representations and Warranties of Subsidiary


     Subsidiary represents and warrants to CNE as follows:

     5.1 Corporate Organization, Good Standing and Capitalization.

Subsidiary is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with authorized capital stock of 200 shares of common stock, without par value, of which one share is issued, outstanding and owned on the date of this Agreement first set forth above. There are no other securities of Subsidiary authorized, issued or outstanding. There are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which Subsidiary is a party or otherwise bound which provide for the acquisition, disposition or issuance of any capital stock of Subsidiary.



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

     5.2 Corporate Authority. This Agreement has been approved by the Board of Directors of Subsidiary. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Subsidiary or any agreement or instrument to which Subsidiary is a party or by which it is bound.

     5.3 Absence of Subsidiary Liabilities. Prior to the Effective Date, Subsidiary will have engaged only in the transactions contemplated by this Agreement, will have no material liabilities, and will have incurred no obligations except in connection with its performance of the transactions provided for in this Agreement.


Section 6. Conduct of CNE Pending the Effective Date

     CNE covenants and agrees that between the date of this Agreement as first set forth above and the Effective Date:

     6.1 Certificate of Incorporation and Bylaws. No change will be made in CNE's certificate of incorporation or bylaws other than set forth above in
Section 1.3 (A) and (B)


     6.2 Capitalization, etc. CNE will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its capital stock other than set forth above in Section 1.3(A) and (B).


Section 7. Conduct of Subsidiary Pending the Effective Date


     Subsidiary covenants that between the date of this Agreement as first set forth above and the Effective Date:

     7. 1 Certificate of Incorporation and Bylaws. No change will be made in Subsidiary's certificate of incorporation or bylaws.


     7.2 Capitalization, etc. Subsidiary will not make any change in its authorized or






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issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase or otherwise acquire any of its capital stock.


Section 8. Covenants of Subsidiary

     Subsidiary shall obtain the undertaking and agreement of Holding Company that between the date of this Agreement as first set forth above and the Effective Date:

     8.1 Recapitalization and Dividends. With respect to the shares of Holding Company Common Stock outstanding on the date hereof, Holding Company will not combine such shares into a smaller number of shares, divide such shares into a larger number of shares, otherwise reclassify such shares or effect any other recapitalization with respect thereto or declare any stock or other dividend.


     8.2 Capitalization, etc. Holding Company will not make any change in its authorized capital stock, declare or pay any dividend or other distribution, or purchase or otherwise acquire any of its capital stock.

     8.3 Issue of Holding Company Common Stock. Holding Company will provide for the issuance or transfer as of the Effective Date of all of the shares of Holding Company Common Stock into which the shares of CNE Common Stock are to be exchanged and converted upon the Effective Date.

Section 9. Access


     From the date hereof to the Effective Date, Holding Company, CNE and Subsidiary shall provide, or arrange to provide, each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request including, with respect to Subsidiary, such access to Holding Company's properties and books and records as the other may from time to time reasonably request . If the merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing the same, and all information so received shall be treated as confidential.



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Section 10. Termination


     10.1 Circumstances of Termination. This Agreement may be terminated by the mutual consent in writing of the Boards of Directors of the Holding Company, CNE and Subsidiary.


Section 11. Effective Date of Merger


     At such time as shall be agreed upon in writing by Holding Company, Subsidiary and CNE an executed counterpart of this Agreement or an executed Certificate of Merger, shall be submitted for filing with the Secretary of State of the State of Delaware. The date of such filing or such other date as the parties may agree upon in writing pursuant to applicable law, is referred to in this Agreement as the "Effective Date."


Section 12. Survival

     The representations, warranties and covenants of Subsidiary or CNE provided for in this Agreement, shall survive the Effective Date.

Section 13. Miscellaneous

     13.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     13.2 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


     13.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     13.4 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any


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assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.


     13.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.6. Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and the words of any gender shall include each other gender where appropriate.

     13.7. Invalid Provisions. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the terms hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall no be affected by the illegal, invalid or unenforceable provision or by its severance here from. In lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     13.8. Facsimile Signatures. All signatures transmitting by facsimile machines are hereby deemed legal and binding.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            CAREERENGINE NETWORK, INC.

                                         By: /s/ George W. Benoit
                                             ---------------------------
                                             George W. Benoit, President

                                            CNE GENERAL ACQUISITION, INC.

                                         By: /s/ George W. Benoit
                                             ---------------------------
                                             George W. Benoit, President

                                             CNE GROUP, INC.

                                         By: /s/ George W. Benoit
                                             ---------------------------
                                             George W. Benoit, President






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